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                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                          Form 8-K

            Pursuant to Section 13 or 15(d) of
            the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  May 13, 1997


                     ES&L BANCORP, INC.
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  (Exact name of registrant as specified in its charter)


          Delaware                0-18782           16-1387158
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(State or other jurisdiction    (Commission     (I.R.S. Employer
of incorporation)               File Number)  Identification No.)


300 West Water Street, Elmira, New York               41901
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(Address of principal executive offices)            (Zip Code)


Registrant's telephone number, including area code:(607) 733-5533
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                         Not Applicable
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  (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS.
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     On May 13, 1997, the Board of Directors of ES&L Bancorp,
Inc. (the "Company") declared a dividend payable May 13, 1997 of one right (a "Right") for each outstanding share of common stock, par value $0.01 per share of the Company held of record at the close of business on May 13, 1997.

     The Rights were issued pursuant to a Rights Agreement, dated May 13, 1997 (the "Rights Agreement") between the Company and American Stock Transfer & Trust Company, as rights agent. Each Right generally entitles its registered holder to purchase from the Company, after the Separation Time, as defined in the Rights Agreement, one one-hundredth of a newly authorized share of Junior Participating Preferred Stock, par value $.10 per share ("Junior Preferred Stock"), for $70.00, subject to adjustment.
In addition, if certain takeover-related events should occur, each Right would entitle its registered holder to purchase from the Company a number of shares of the Company's common stock at a discount to market value in lieu of the one one-hundredth of a share of the Junior Preferred Stock.

     Further information regarding the Rights, redemption features and other terms thereof is set forth in a press release dated May 19, 1997 attached as Exhibit 99.1 and the Rights
Agreement attached as Exhibit 99.2.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
AND EXHIBITS
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     Exhibit 99.1  --    Form of Rights Agreement

     Exhibit 99.2 --     Press Release dated May 19, 1997

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                          SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                        ES&L Bancorp, Inc.




Date:  May 16, 1997    By: /s/ William A. McKenzie
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                           William A. McKenzie
                           President and Chief Executive
                             Officer